Houston Wire & Cable Company Reports Results for the Third Quarter of 2015

HOUSTON, TX -- (Marketwired - November 05, 2015) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the third quarter ended September 30, 2015.

Selected highlights, including non-GAAP adjusted, were:

  Sales of $78.3 million down 19.1%, or 10% metals adjusted, from Q3 2014
  GAAP net income of $0.7 million, tax adjusted net income of $1.0 million
  Diluted GAAP EPS of $0.04 per share, tax adjusted diluted EPS of $0.06 per share
  Debt decreased to $38.8 million, the lowest level since Q1 2010
  Revised capital allocation to shareholders
  Declared a dividend of $0.06 per share on November 5, 2015
  Repurchased 216,000 shares

Third Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "The level of industrial activity remained disappointing in the third quarter and the continuing combination of metals deflation and reduction in oil and gas related activity severely affected operating results and comparisons to the prior year period. Sales decreased 19.1% or approximately 10% on a metals adjusted basis. We estimate that Maintenance, Repair and Operations (MRO) sales decreased 20% or approximately 11% on a metals adjusted basis, while project sales decreased 18% or on a metals adjusted basis approximately 9%. Total transactional activity, as measured by invoice count, decreased by 12%."

Gross margin at 20.6% decreased 120 basis points from the third quarter of 2014 primarily due to lower product margins and vendor rebates, partially offset by lower customer incentives. Operating expenses at $14.3 million were down $0.7 million or 5.0% from the prior year period, principally due to the continued impact of our disciplined expense management.

Pokluda commented, "Although operating conditions remain depressed, we have continued to drive exceptionally high levels of operational execution, achieved sales growth with items in our expanded product mix that target MRO demand - the largest portion of our business, and received very positive customer feedback on our most recent customer service enhancement - a digital portal called "My ePower." In addition to the above, extreme focus on driving increasingly more efficient use of working capital and expense management remain top priorities."

Interest expense of $0.2 million was slightly lower than the prior year period, as average debt of $41.5 million decreased 20% from $52.1 million for the period ended September 30, 2014. The average effective interest rate of 2.2% remained near flat with the rate in 2014. The effective tax rate for the period of 56.3% was higher than the 38.4% rate in the prior year period, due to the non-deductible portion of the impairment charge in the second quarter of 2015, which also impacts the subsequent 2015 quarters.

Net income of $0.7 million was down 81% from the third quarter of 2014, as was the diluted earnings per share of $0.04. If the tax rate had been calculated using a marginal rate of 39%, net income would have been $1.0 million and diluted earnings per share would have been $0.06.

Pokluda further commented, "Despite the disappointing financial performance results, our healthy operating cash flow allowed us to again reduce debt and strengthen our balance sheet, including the buy-back of an additional 216,000 shares of stock. The Company considers its performance, stock price, dividend yield and financial position in deciding the best way to increase shareholder value. Accordingly, the upcoming dividend will be paid at the rate of $0.06 cents per share. We believe that the long-term outlook for the Company remains positive and that a reduction in the dividend will allow for greater flexibility involving capital allocation, including the option for increased stock repurchases, which over an extended time horizon has the potential to provide attractive returns to our shareholders. However, the Company remains cognizant of its responsibility to shareholders to ensure that the Company's long term needs are balanced with the short term opportunities of the stock repurchases."

Nine month summary
Sales for the nine month period were down 20.9% versus the prior year period and down approximately 15% on a metals adjusted basis. We estimate that MRO sales decreased 16% or approximately 10% on a metals adjusted basis, while project sales decreased 30% or on a metals adjusted basis approximately 24%. Metals adjusted project and total sales, excluding the negative impact resulting from a decline in a large and ongoing infrastructure project, fell approximately 12% and 11%, respectively.

Gross margin at 21.4% was down 30 basis points from the 2014 period. Gross profit dollars decreased $14.4 million or 22.1%, primarily due to the sales shortfall.

Operating expenses decreased by $0.5 million, despite the $3.0 million impairment charge in the second quarter. Excluding this charge, operating expenses decreased by 7.6% or $3.5 million in the current year period, principally due to the lower headcount and reduced commissions resulting from lower sales and gross margin.

Interest expense of $0.7 million was lower than the prior year's $0.9 million, as average debt levels decreased by 19% from $56.1 million in 2014 to $45.2 million in 2015, while interest rates were near flat at 2.1%. The effective tax rate for the period of 50.8% was higher than the 38.4% rate in the prior year period, primarily due to the non-deductible portion of the impairment charge recorded in the second quarter of 2015.

Net income for the period of $2.2 million fell 80% from the $11.3 million level in the prior year period, while diluted earnings per share of $0.13 also fell at the same rate. Excluding the impairment, net income was $4.8 million while diluted earnings per share was $0.28.

Conference Call
The Company will host a conference call to discuss third quarter results today, Thursday, November 5, 2015, at 10:00 a.m., C.S.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until November 12, 2015.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 63722339

About the Company
With over 40 years' experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, primary and secondary aluminum distribution cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

Non-GAAP Financial Disclosures and Reconciliations

While the Company reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. We use the non-GAAP measures to evaluate and manage our operations and provide the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                        HOUSTON WIRE & CABLE COMPANY
                     Reconciliation of Non-GAAP Measures
                                 (Unaudited)
                    (In thousands, except per share data)

                                                         Three Months Ended
Adjusted net income and adjusted diluted EPS             September 30, 2015
                                                        --------------------
                                                                    Diluted
                                                          Amount      EPS
                                                        ---------  ---------

Net income, as reported under GAAP                      $     676  $    0.04
Tax rate impact of the nondeductible impairment charge        366       0.02
                                                        ---------  ---------
Adjusted net income                                     $   1,042  $    0.06
                                                        =========  =========

                                                        Nine Months Ended
Adjusted net income and adjusted diluted EPS            September 30, 2015
                                                       --------------------
                                                                   Diluted
                                                         Amount      EPS
                                                       ---------  ---------

Net income, as reported under GAAP                     $   2,243  $    0.13
Impairment charge                                          2,994       0.18
                                                       ---------  ---------
                                                           5,237       0.31
Tax effect of impairment charge                             (472)     (0.03)
                                                       ---------  ---------
Adjusted net income                                    $   4,765  $    0.28
                                                       =========  =========

                        HOUSTON WIRE & CABLE COMPANY
                         Consolidated Balance Sheets
                      (In thousands, except share data)

                                               September 30,   December 31,
                                                    2015           2014
                                               -------------  -------------
                                                (unaudited)
Assets
Current assets:
  Accounts receivable, net                     $      51,173  $      61,599
  Inventories, net                                    76,940         88,958
  Deferred income taxes                                3,376          3,188
  Income taxes                                         1,093            219
  Prepaids                                               776            565
                                               -------------  -------------
Total current assets                                 133,358        154,529

Property and equipment, net                           11,045          8,954
Intangible assets, net                                 6,841          8,501
Goodwill                                              14,866         17,520
Other assets                                             371            309
Deferred income taxes                                    324              -
                                               -------------  -------------
Total assets                                   $     166,805  $     189,813
                                               =============  =============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                               $       2,305  $       3,113
  Trade accounts payable                               9,257          7,993
  Accrued and other current liabilities               13,213         13,282
                                               -------------  -------------
Total current liabilities                             24,775         24,388

Debt                                                  38,826         53,847
Other long term obligations                               95             96
Deferred income taxes                                      -            175
                                               -------------  -------------
Total liabilities                                     63,696         78,506
                                               -------------  -------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                             -              -
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares
   issued: 16,962,173 and 17,508,015
   outstanding at September 30, 2015 and
   December 31, 2014, respectively                        21             21
  Additional paid-in-capital                          55,565         54,871
  Retained earnings                                  107,253        111,233
  Treasury stock                                     (59,730)       (54,818)
                                               -------------  -------------
Total stockholders' equity                           103,109        111,307
                                               -------------  -------------
Total liabilities and stockholders' equity     $     166,805  $     189,813
                                               =============  =============

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Operations
                                 (Unaudited)
               (In thousands, except share and per share data)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2015         2014         2015         2014
                         -----------  -----------  -----------  -----------

Sales                    $    78,260  $    96,721  $   237,819  $   300,481
Cost of sales                 62,129       75,644      187,029      235,261
                         -----------  -----------  -----------  -----------
Gross profit                  16,131       21,077       50,790       65,220

Operating expenses:
  Salaries and
   commissions                 7,311        7,656       21,717       23,840
  Other operating
   expenses                    6,300        6,702       18,629       19,922
  Depreciation and
   amortization                  737          739        2,175        2,242
  Impairment charge                -            -        2,994            -
                         -----------  -----------  -----------  -----------
Total operating expenses      14,348       15,097       45,515       46,004
                         -----------  -----------  -----------  -----------

Operating income               1,783        5,980        5,275       19,216
Interest expense                 237          253          719          866
                         -----------  -----------  -----------  -----------
Income before income
 taxes                         1,546        5,727        4,556       18,350
Income taxes                     870        2,199        2,313        7,046
                         -----------  -----------  -----------  -----------
Net income               $       676  $     3,528  $     2,243  $    11,304
                         ===========  ===========  ===========  ===========

Earnings per share:
  Basic                  $      0.04  $      0.20  $      0.13  $      0.64
                         ===========  ===========  ===========  ===========
  Diluted                $      0.04  $      0.20  $      0.13  $      0.64
                         ===========  ===========  ===========  ===========
Weighted average common
 shares outstanding:
  Basic                   17,017,334   17,520,810   17,137,730   17,672,010
                         ===========  ===========  ===========  ===========
  Diluted                 17,072,128   17,608,402   17,190,664   17,749,708
                         ===========  ===========  ===========  ===========

Dividend declared per
 share                   $      0.12  $      0.12  $      0.36  $      0.35
                         ===========  ===========  ===========  ===========

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Cash Flows
                                 (Unaudited)
                               (In thousands)

                                                          Nine Months
                                                      Ended September 30,
                                                   ------------------------
                                                       2015         2014
                                                   -----------  -----------

Operating activities
Net income                                         $     2,243  $    11,304
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Impairment charge                                      2,994            -
  Depreciation and amortization                          2,175        2,242
  Amortization of unearned stock compensation              668          633
  Provision for inventory obsolescence                     351          905
  Deferred income taxes                                   (727)        (906)
  Other non-cash items                                      70          (28)
  Changes in operating assets and liabilities:
    Accounts receivable                                 10,370       (5,038)
    Inventories                                         11,667        9,105
    Book overdraft                                        (808)        (866)
    Trade accounts payable                               1,264         (175)
    Accrued and other current liabilities                 (278)      (6,371)
    Income taxes                                          (909)         105
    Other operating activities                            (288)        (329)
                                                   -----------  -----------
Net cash provided by operating activities               28,792       10,581

Investing activities
  Expenditures for property and equipment               (2,946)      (1,810)
                                                   -----------  -----------
Net cash used in investing activities                   (2,946)      (1,810)

Financing activities
  Borrowings on revolver                               233,187      303,870
  Payments on revolver                                (248,208)    (301,314)
  Payment of dividends                                  (6,166)      (6,173)
  Purchase of treasury stock                            (4,659)      (5,333)
  Other financing activities                                 -          179
                                                   -----------  -----------
Net cash used in financing activities                  (25,846)      (8,771)

Net change in cash                                           -            -
Cash at beginning of period                                  -            -
                                                   -----------  -----------

                                                   -----------  -----------
Cash at end of period                              $         -  $         -
                                                   ===========  ===========

CONTACT:

Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com